SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 8, 2012, Levi Strauss & Co. (the “Company”) entered into an indenture (the “Indenture”) in connection with the Company’s offering of $385.0 million aggregate principal amount of 6 7/8% Senior Notes due 2022 (the “Notes”).

Wells Fargo Bank, National Association will act as trustee, registrar and paying agent. The Notes will bear interest at 6 7/8% per annum, payable semiannually in arrears on May 1 and November 1, commencing on November 1, 2012, and will mature on May 1, 2022.

The Notes are general senior obligations of the Company and rank equally in right of payment to the Company’s existing and future senior unsecured debt and rank senior in right of payment to the Company’s future debt that is expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Company’s secured indebtedness, including indebtedness under existing credit facilities, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all of the existing and future liabilities, including trade payables, of the Company’s subsidiaries.

Optional Redemption

At any time prior to May 1, 2015, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any.

In addition, the Company may choose to redeem all or any portion of the Notes prior to May 1, 2017, at a redemption price of 100% of the principal amount of the Notes to be redeemed plus (i) the excess value on such redemption date of (A) the redemption price of such Notes to be redeemed on May 1, 2017, plus (B) all required remaining scheduled interest payments due on such Notes to be redeemed through May 1, 2017, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Notes to be redeemed.

On or after May 1, 2017, the Company may redeem all or a part of the Notes at the prices set forth below, plus accrued and unpaid interest, if any, if redeemed during a 12-month period beginning on May 1 of the years indicated below:

Year	Percentage
2017	103.438%
2018	102.292%
2019	101.146%
2020 and thereafter	100.000%

Repurchase Offer upon a Change of Control

Upon the occurrence of a change in control (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase. However, the Company’s existing bank credit facilities limit its ability to repurchase the Notes prior to their maturity.

Other Covenants

The Indenture contains covenants that limit, among other things, the Company’s and certain of the Company’s subsidiaries’ ability to (1) incur additional debt, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) incur liens, (6) impose restrictions on the ability of its subsidiaries to pay dividends or make payments to the Company and its restricted subsidiaries, (7) enter into sale and leaseback transactions, (8) merge or consolidate with another person, and (9) dispose of all or substantially all of the Company’s assets. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The offering and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be reoffered or resold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Registration Rights Agreement

In connection with the offering of the Notes, the Company has agreed pursuant to a Registration Rights Agreement, dated as of May 8, 2012 (the “Registration Rights Agreement”), among the Company and the initial purchasers of the Notes, to use its reasonable best efforts to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. In addition, the Company agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

Supplemental Indenture

On May 8, 2012, in connection with the Company’s cash tender offer for any and all of its U.S. Dollar denominated 8 7/8% Senior Notes due 2016 (the “2016 Notes”), the Company and Wilmington Trust Company, as trustee, executed a first supplemental indenture (the “Supplemental Indenture”) amending the indenture, dated as of March 17, 2006 (the “2016 Notes Indenture”), governing the 2016 Notes.

The Supplemental Indenture amends the 2016 Notes Indenture to delete or make less restrictive substantially all of the restrictive covenants contained in the 2016 Notes Indenture (other than requirements to make an offer for the 2016 Notes in the event of certain asset sales and changes in control), to delete events of default relating to cross-defaults and judgments against the Company, and to make conforming and related changes to the 2016 Notes Indenture.

Each of the Indenture, the Supplemental Indenture and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture, the Supplemental Indenture and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2012, the Company entered into an Amendment to Employment Agreement (the “Amendment”) with Chip Bergh, President and Chief Executive Officer, to reflect the parties’ understanding concerning the payment of Annual Incentive Compensation for 2011. A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 8.01.	Other Events

On May 8, 2012, the Company announced that it had closed its private placement of the Notes. In addition, on May 8, 2012, the Company accepted for purchase approximately $278.2 million (or approximately 79.5%) of its $350 million aggregate principal amount of 2016 Notes. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 8, 2012, between Levi Strauss & Co. and Wells Fargo Bank, National Association, as trustee, governing the 6 7/8% Senior Notes due 2022.

4.2	First Supplemental Indenture, dated as of May 8, 2012 to the Indenture dated as of March 17, 2006, each between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the 8 7/8% Senior Notes due 2016.

4.3	Registration Rights Agreement, dated May 8, 2012 between Levi Strauss & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated in relation to the 6 7/8% Senior Notes due 2022.

10.1	Amendment to Employment Agreement, effective as of May 8, 2012, between the Company and Charles V. Bergh.

99.1	Press release, dated May 8, 2012, announcing the closing of the private placement of the 6 7/8% Senior Notes due 2022 and acceptance of tendered notes in the Levi Strauss & Co. tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

Date: May 11, 2012	By:	/s/ Heidi L. Manes
	Name:	Heidi L. Manes
	Title:	Vice President and Controller

5